   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 31, 1998
                                                     REGISTRATION NO.333-69665
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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                              ------------------------

                                 AMENDMENT NO.1 TO
                                     FORM S-3
                               REGISTRATION STATEMENT
                                      UNDER
                             THE SECURITIES ACT OF 1933

                              ------------------------

                             HAWAIIAN AIRLINES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              ------------------------

             HAWAII                                  99-0042880
(STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)


                                3375 KOAPAKA STREET
                                     SUITE G350
                               HONOLULU, HAWAII 96819
                                   (808)835-3700
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              ------------------------

                                  LYN F. ANZAI, ESQ.
             VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                                 3375 KOAPAKA STREET
                                      SUITE G350
                                HONOLULU, HAWAII 96819
                                    (808) 835-3700
                  (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                         INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              ------------------------

                                     Copy to:

                              BRADFORD P. WEIRICK, ESQ.
                            Gibson, Dunn & Crutcher LLP
                                333 South Grand Avenue
                           Los Angeles, California 90071-3197
                                   (213) 229-7000

                              ------------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. //

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. //

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. //

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. //


                                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF       AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
   SECURITIES TO BE REGISTERED     REGISTERED             UNIT(1)             PRICE(1)        REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Common stock ($.01 par value)    5,643,010 shares        $2.91             $16,421,159            $4,565.08
--------------------------------------------------------------------------------------------------------------
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

(1) Estimated solely for the purpose of determining the registration fee. Calculated on the basis of the average of the high and low reported prices of the Registrant's common stock on the American Stock Exchange on December 21, 1998.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section (a), may determine.

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

                                    PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The Company will incur the following expenses in connection with the distribution of the common stock.



       SEC Registration Fee . . . . . . . . . . . . . . . .  $ 4,565.08
       American Stock Exchange and Pacific Exchange . . . .
         Application Fees . . . . . . . . . . . . . . . . .        0.00
       Legal fees and expenses* . . . . . . . . . . . . . .    9,500.00
       Accounting fees and expenses*. . . . . . . . . . . .   10,000.00
       Blue sky fees and expenses*. . . . . . . . . . . . .        0.00
       Miscellaneous. . . . . . . . . . . . . . . . . . . .    7,000.00
                                                             ----------
       TOTAL*                                                $31,065.08
                                                             ----------



* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 415[cad 220]5 of the Hawaii Business Corporation Act (the "HBCA") permits a corporation to indemnify any person who was or is a party to or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such a capacity with another enterprise (such person being hereinafter referred to as the "Indemnitee"). The indemnity may cover expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Indemnitee's conduct was unlawful.

     Section 415-48.5 of the HBCA provides that a corporation does not have the power to eliminate or limit the personal liability of a director for (a) any breach of the director's duty of loyalty to the corporation or its shareholders, (b) any act or omission of the director not performed in good faith, or which involves intentional misconduct or knowing violation of the law, or which constitutes a willful or reckless disregard of the director's fiduciary duty, (c) the director's willful or negligent violation of any provision of the HBCA regarding payment of dividends or stock purchase or redemption, or (d) any transaction from which the director received an improper benefit.

     Section 415-5 of the HBCA also provides that, in the case of an action or suit by or on behalf of the corporation, the corporation has the power to indemnify an Indemnitee against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believes to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which the Indemnitee had been adjudged to be liable for negligence or misconduct in the performance of the Indemnitee's duties to the corporation unless, and only to the extent that, the court in which the action or suit was brought determines that, despite the adjudication of liability, but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court deems proper.

The provision does not, however, expressly authorize the corporation to indemnify the Indemnitee against judgments, fines and amounts paid in settlement arising out of a shareholder's derivative action.

     The HBCA further provides that indemnification is mandatory with respect to expenses incurred in connection with any action, suit or proceeding, to the extent the Indemnitee is successful on the merits or otherwise in defense of any such action or claim.

     The HBCA allows the payment by the corporation of expenses incurred by an Indemnitee in advance of the final disposition of an action, suit or proceeding if the Indemnitee provides an undertaking of repayment. Additionally, it provides that the indemnity provided by the statute is not exclusive of any other rights to which an Indemnitee may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. It also provides that a corporation may purchase insurance for officers or directors of the corporation.

     Article VII of the Company's Restated Articles of Incorporation incorporates the provisions of the HBCA so as to provide the indemnification of the HBCA to officers and directors of the Company. Article VII also provides that the indemnity provided thereunder is nonexclusive of any other rights of indemnification to which an Indemnitee may be entitled.

     In addition, the Company has entered into indemnification agreements with each of its directors and executive officers providing indemnification to the fullest extent permitted by law. Furthermore, the Company has a policy of directors' and officers' liability insurance which insures directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 16. EXHIBITS

     The Exhibit Index appears on page II-6.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered thereby and the offerings of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post[cad 220]effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee' table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Honolulu, State of Hawaii, on this 31st day of December, 1998.


                                       HAWAIIAN AIRLINES, INC.

                                       By: /s/ PAUL J. CASEY
                                           ------------------
                                           Paul J. Casey
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Paul
J. Casey, Lyn F. Anzai, John L. Garibaldi and Clarence K. Lyman his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


    SIGNATURE                    TITLE                                DATE
    ---------                    -----                                ----
/s/ PAUL J. CASEY       Director, President and
---------------------   Chief Executive Officer
    Paul J. Casey       (Principal Executive Officer)         December 31, 1998


/s/ JOHN L. GARIBALDI   Executive Vice President
---------------------   and Chief Financial]
    John L. Garibaldi   Officer (Principal
                        Accounting and
                        Financial Officer)                    December 31, 1998


/s/ JOHN W. ADAMS       Director, Chairman of the
---------------------   Board
    John W. Adams                                             December 31, 1998




     SIGNATURE                        TITLE                          DATE
     ---------                        -----                          ----

/s/ TODD G. COLE
-------------------------       Director                       December 31, 1998
    Todd G. Cole


/s/ ROBERT G. COO
-------------------------       Director                       December 31, 1998
    Robert G. Coo


/s/ WILLIAM BOYCE LUM
-------------------------       Director                       December 31, 1998
    William Boyce Lum


/s/ RENO F. MORELLA
-------------------------       Director                       December 31, 1998
    Reno F. Morella


/s/ ARTHUR J. PASMAS
-------------------------       Director                       December 31, 1998
    Arthur J. Pasmas


/s/ SAMSON POOMAIHEALANI
-------------------------       Director                       December 31, 1998
    Samson Poomaihealani


/s/ EDWARD Z. SAFADY
-------------------------       Director                       December 31, 1998
    Edward Z. Safady

/s/ SHARON L. SOPER
-------------------------       Director                       December 31, 1998
    Sharon L. Soper


/s/ THOMAS J. TRZANOWSKI
-------------------------       Director                       December 31, 1998
    Thomas J. Trzanowski
